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                                                                     Exhibit 4.3

                            CERTIFICATE OF AMENDMENT
                          CERTIFICATE OF INCORPORATION
                                       OF
                                LANDS' END, INC.

                 _____________________________________________

                         Adopted in accordance with the
                        provisions of Section 242 of the
                            General Corporation Law
                            of the State of Delaware

                                 *  *  *  *  *


          William T. End and Robert S. Osborne, being the President and Secretary of Lands' End, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

          FIRST: The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by deleting the first paragraph of ARTICLE FOURTH and substituting in lieu thereof the following:

               "The total number of shares of stock which the Corporation has authority to issue is 165,000,000 shares, of which 5,000,000 shares shall be designated Serial Preferred Stock, par value $.01 per share, and 160,000,000 shares shall be Common Stock, par value $.01 per share."

          SECOND: The Board of Directors of the Corporation approved the foregoing amendment pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.
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          THIRD:  The stockholders of the Corporation approved the foregoing amendment pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
                                    *  *  *

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          IN WITNESS WHEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 18th day of May, 1994.

                                       LANDS' END, INC.


                                       /s/ William T. End
                                       ----------------------------
                                       William T. End, President

ATTEST:


/s/ Robert S. Osborne
------------------------------
Robert S. Osborne, Secretary

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